As filed with the Securities and Exchange Commission on January 9, 1997
                                                 Registration No.333-03327
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                   --------------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  FORM S-4

                           Registration Statement
                                   Under
                         The Securities Act of 1933
                  ----------------------------------------

                       GRAND PREMIER FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                            6712                    36-4077455
(State or other jurisdiction of     Primary Standard Industrial   (I.R.S. employer
incorporation or organization)      Classification Code Number)   identification no.)

                               486 West Liberty Street
                       Wauconda, Illinois 60084-2489
                               (847) 487-1818
            (Address, including zip code, and telephone number,
      including area code of registrant's principal executive offices)

                              Robert W. Hinman
                          486 West Liberty Street
                       Wauconda, Illinois 60084-2489
                               (847) 487-1818
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                              With a copy to:

              Gary L. Mowder                  Thomas F. Karaba
          Schiff Hardin & Waite           Crowley Barrett & Karaba, Ltd.
              7200 Sears Tower          20 South Clark Street, Suite 2310
          Chicago, Illinois 60606           Chicago, Illinois 60603
             (312) 258-5514                      (312) 726-2468

     Approximate date of commencement of proposed slae of the securities to the public: The merger of Northern Illlinois Financial Corporation and Premier Financial Services, Inc. into the Registrant was effected on August 22, 1996.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
---------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement to deregister 3,318 shares of Common Stock, par value $0.01 per share, including the associated Preferred Stock Purchase Rights, previously registered hereby.

                              EXPLANATORY NOTE

          This Post-Effective Amendment No. 2 is being filed by the Registrant solely for the purpose of removing from registration 3,318 shares of Common Stock, par value $0.01 per share, including the associated Preferred Stock Purchase Rights, previously registered which have not been offered or sold.

                                 SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauconda, State of Illinois, on this 29th day of August, 1996.

                                   GRAND PREMIER FINANCIAL, INC.
                                        (Registrant)


                                   By:  /s/ Richard L. Geach
                                      ------------------------------
                                        Richard L. Geach
                                        Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

      Signature                                              Title                                             Date
      ---------                                              -----                                             ----
/s/ Richard L. Geach                               Chief Executive Officer and Director                        August  29, 1996
-------------------------------------------        (Principal Executive Officer)
Richard L. Geach


/s/ David L. Murray                                Senior Executive Vice President and                          August 29, 1996
-------------------------------------------        Chief Financial Officer and Director
David L. Murray                                    (Principal Financial and Accounting Officer)


/s/ Jean M. Barry                                  Director                                                     August 29, 1996
-------------------------------------------
Jean M. Barry


/s/ Donald E. Bitz                                 Director                                                     August 29, 1996
-------------------------------------------
Donald E. Bitz


/s/ Harry J. Bystricky                             Director                                                     August 29, 1996
-------------------------------------------
Harry J. Bystricky


/s/ Frank J. Callero                               Director                                                     August 29, 1996
-------------------------------------------
Frank J. Callero


/s/ Alan J. Emerick                                Director                                                     August 29, 1996
-------------------------------------------
Alan J. Emerick


/s/ Brenton  J. Emerick                            Director                                                     August 29, 1996
-------------------------------------------
Brenton J. Emerick


/s/ James Esposito                                 Director                                                     August 29, 1996
-------------------------------------------
James Esposito


/s/ R. Gerald Fox                                  Director                                                     August 29, 1996
-------------------------------------------
R. Gerald Fox


/s/ Robert W. Hinman                               Director                                                     August 29, 1996
-------------------------------------------
Robert W. Hinman


/s/ Edward G. Maris                                Director                                                     August 29, 1996
-------------------------------------------
Edward G. Maris


/s/ Howard A. McKee                                Director                                                     August 29, 1996
-------------------------------------------
Howard A. McKee


/s/ H. Barry Musgrove                              Director                                                     August 29, 1996
-------------------------------------------
H. Barry Musgrove


/s/ Joseph C. Piland                               Director                                                     August 29, 1996
-------------------------------------------
Joseph C. Piland


/s/ Stephen J. Schostok                            Director                                                     August 29, 1996
-------------------------------------------
Stephen J. Schostok

